Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A1 of our report dated July 27, 2022 relating to the financial statements of LAMY as of May 31, 2022 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

September 21, 2022